Exhibit 99.1
Lawsuit Filed against Vans, Inc.

    SANTA FE SPRINGS, Calif.--(BUSINESS WIRE)--Jan. 26, 2004--Vans, Inc. (NASDAQ: VANS) today announced that a putative securities class action lawsuit has been filed in the United States District Court for the Central District of California against the company and one of its current officers and one of its former officers. Based on its initial review of the complaint, the company believes that the claims contained within the complaint are factually incorrect and without merit, and the company intends to vigorously defend itself against the lawsuit.

    CONTACT: Vans, Inc.
             Craig E. Gosselin, 562-565-8267
             or
             Investor Relations:
             Integrated Corporate Relations, Inc.
             Chad A. Jacobs / Brendon E. Frey
             203-222-9013